Exhibit 3.2
                           BY-LAWS
                   JOHN WILEY & SONS, INC.





                                                  July 1994


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                           By-Laws
                    As Amended July 1994
                   John Wiley & Sons, Inc.
                          Article I
Offices
 Section 1. Offices. The principle office of the Corporation shall be in the City, County and State of New York. The Corporation may also have offices and places of business at such other places within or without the State of New York as the Board of Directors may from time to time determine or the business of the Corporation may require.

                         Article II
Shareholders

  Section 1. Annual Meeting. The annual meeting of the shareholders of the Corporation shall be held on the third Thursday of September, in each year or, if a legal holiday, on the next business day, or (whether or not a legal holiday) on such other day in September as may be fixed by resolution of the Board of Directors or by the chairman, at which the shareholders shall elect a Board of Directors and transact such other business as may properly come before the meeting.

  Section 2. Special Meeting. Special meetings of the shareholders for any purpose or purposes, unless otherwise prescribed by statute, may be called by resolution of the Board of Directors or by the chairman, and shall be called by the chairman or by the president at the request in writing of a majority of the Board of Directors. Such request shall state the purpose of the proposed meeting.

  Section 3. Time and Place of Meeting. Meetings of the shareholders shall be held at such time and place within or without the State of New York as the Board of Directors may determine, or as shall be stated in the notices of the meeting.

  Section 4. Notice of Meeting. Written notice of every meeting of shareholders, stating the purpose or purposes for which the meeting is called and the place, date and hour of the meeting, and unless the notice pertains to the annual meeting, indicating that it is being issued by or at the direction of the persons calling the meeting, shall be given, personally or by mail, no less than ten nor more than fifty days before the date of the meeting, to each shareholder entitled to vote at such meeting. If mailed, such notice shall be directed to the shareholder at the shareholder's address as it appears on the Corporation's record of shareholders, unless such shareholder shall have filed with the Secretary of the Corporation a written request that notices be mailed to some other address, in which event the notice shall be directed to the shareholder at such other address. Notice of meeting need not be given to any shareholder who submits a waiver of notice, signed in person or by proxy, whether before or after the meeting. The attendance of any shareholder at a meeting, in person or by proxy, without protest as to the sufficiency of notice of such meeting, shall constitute a waiver by such shareholder of such notice.

  Section 5. Quorum. Except as otherwise prescribed by statute, the holders of a majority of the shares of each class issued and outstanding and entitled to vote thereat,
present  in  person  or  represented  by  proxy,  shall   be
requisite to and shall constitute a quorum at all meetings of the shareholders for the transaction of each item of business required to be voted on by a class voting as a class. Except as otherwise provided by statute, the holders of shares issued and outstanding and entitled to vote thereat of a majority of the votes accorded to holders of all shares, present in person or represented by proxy, shall be requisite to and shall constitute a quorum at all meetings of the shareholders for the transactions of any items of business not required to be voted on separately by
a  class.   If a quorum shall not be present or represented,
the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the
                          -1-
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meeting  from  time  to  time,  without  notice  other  than announcement at the meeting, until a quorum shall be present
and  represented.   At such adjourned meetings  at  which  a
quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed.

  Section 6. Voting. Except as otherwise prescribed by statute, each shareholder of record having the right to vote, in respect of each share of stock standing in that shareholder's name on the books of the Corporation, shall be entitled at every meeting of the shareholders of the Corporation to such voting rights as are specified in the Certificate of Incorporation of the Corporation. Such voting rights may be exercised in person or by proxy. All elections shall be determined by a plurality of the class of shares voting thereon, and, except as otherwise prescribed by statute, all other matters shall be determined by vote of the majority of votes cast by shareholders present or represented at such meeting and voting on such question.

 Section 7. Introduction of Business at an Annual Meeting of Shareholders. Except as otherwise provided by law, at any meeting of shareholders only such business shall be conducted as shall have been properly brought before the meeting. In order to be properly brought before the meeting, such business must have either been (a) specified in the written notice of the meeting (or any supplement thereto) given to shareholders of record on the record date for such meeting by or at the direction of the Board of Directors,
(b) brought before the meeting at the direction of the Board of Directors or the presiding officer of the meeting, or (c) specified in a written notice given by or on behalf of a shareholder of record on the record date for such meeting entitled to vote thereat or a duly authorized proxy for such shareholder, provided that such shareholder continues to be a shareholder of record at the time of such meeting in accordance with all of the following requirements. A notice referred to in clause (c) hereof must be delivered personally, or mailed to and received at, the principal executive office of the Corporation, addressed to the attention of the secretary, not less than 120 calendar days in advance of the date in the then current year corresponding to the date the Corporation's proxy statement was released to shareholders in connection with the previous year's annual meeting of shareholders, except that if the date of the annual meeting has been changed by more than 30 calendar days from any date contemplated at the time of the previous year's proxy statement, the notice must be received by the Corporation a reasonable time before such new date for the annual meeting of shareholders. Such notice referred to in clause (c) hereof shall set forth (i) a full description of each such item of business proposed to be brought before the meeting, (ii) the name and address of the person proposing to bring such business before the meeting,
(iii) the class and number of shares held of record, held beneficially and represented by proxy by such person as of the record date for the meeting (if such date has then been made publicly available) and as of the date of such notice,
(iv) if any item of such business involves a nomination for director, all information regarding each such nominee that would be required to be set forth in a definitive proxy statement filed with the Securities and Exchange Commission (the "SEC") pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor thereto, and the written consent of each such nominee to serve if elected, and (v) if so requested by the Corporation, all other information that would be required to be filed with the SEC if, with respect to the business proposed to be brought before the meeting, the person proposing such business was a participant in a solicitation subject to Section 14 of the Exchange Act or any successor thereto. No business shall be brought before any meeting of shareholders of the Corporation otherwise than as provided in this Section. Notwithstanding the foregoing provision, unless otherwise required by law, the Board of Directors shall not be obligated to include information as to any nominee for director in any proxy statement or other communication sent to shareholders. The presiding officer of the meeting may, if the facts warrant, determine and declare to the meeting that any proposed item of business was not brought before the meeting in accordance with the foregoing procedures, and if he or she should so determine, he or she shall so declare at the meeting and the defective item of business shall be disregarded.
                        -2-
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                         Article III
Board of Directors

  Section 1. Number of Directors; Election; Tenure. The number of directors which shall constitute the Board of Directors shall not be less than ten (10) nor more than twenty (20) members. Within these limits the number of directors constituting the Board shall be determined from time to time by resolution of the Board of Directors, or by the shareholders at an annual or special meeting. Except as otherwise hereinafter provided in the case of vacancies, the directors shall be elected by the shareholders at the annual meeting. The holders of Class A Common Stock voting as a separate class shall be entitled to elect that number of directors which constitutes 30% of the authorized number of members of the Board of Directors and, if 30% of the authorized number of directors is not a whole number, the holders of Class A Common Stock shall be entitled to elect the nearest higher whole number of directors that is a least 30% of such membership. Holders of Class B Common Stock voting as a separate class shall be entitled to elect the remaining directors. Each director shall hold office until the election and qualification of his or her successor.

  Section 2. Qualification of Directors. A director must be at least 18 years of age and not have attained age 70 on the first day of the month in which the annual meeting occurs. Notwithstanding the foregoing, the Board of Directors may in its discretion vote to nominate for election a person who by reason of having attained age 70 would otherwise cease to be qualified under this provision, if it deems that special circumstances justify such action.

   Section 3. Nomination of Directors. Nominations for election to the Board of Directors of the Corporation at a meeting of the shareholders may be made only by the Board, or on behalf of the Board by any nominating committee appointed by the Board, or by any shareholder of the Corporation entitled to vote for the election of directors of the class for which such nomination is submitted who complies with the notice procedures set forth in the By laws.

  Section 4. Director Emeritus. The Board of Directors may designate one or more former directors as director emeritus, which position shall be entirely honorary and shall not confer upon the director emeritus any of the powers, duties, rights or liabilities of a director.

  Section 5. Vacancies. If any vacancy occurs in the Board of Directors by reason of the death, resignation, retirement, or removal from office of any director with or without cause, or if any new directorship is created, such vacancy shall be filled by the holders of the class of stock entitled to elect a director to fill such a vacancy or by a majority of the directors then in office of the class in which such a vacancy occurs, though less than a quorum, all in manner prescribed by the Certificate of Incorporation of the Corporation.

 Section 6. Regular Meetings of the Board. The first regular meeting of each newly elected Board of Directors shall be held as soon as practicable after the annual meeting of the shareholders for the purpose of the election or appointment of officers and the transaction of other business. Other regular meetings of the Board of Directors may be held without notice at such time and place as shall, from time to time, be determined by the Board.

     Section 7. Special Meetings; Notice. Special meetings of the Board of Directors may be called by the Chairman of the Board or by the president at any time, and shall be called
                           -3-
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by  the  chairman, president, or secretary  at  the  written request of two members of the Board. Notice of a special meeting shall be given to each director in writing either
personally,  by  next  day  courier  delivery  service,   by
telegram at least two days prior to the meeting, or by mail at least four days prior to the meeting. If mailed, such notice shall be deemed given when deposited properly stamped and addressed in the United States mail. If telegraphed or by next day delivery service, such notice shall be deemed given when delivered properly addressed to the telegraph or courier company. Notice of meeting need not be given to a director who submits a signed waiver of notice either before or after the meeting. The attendance of a director at a meeting without protest as to the sufficiency of notice of such meeting shall constitute a waiver by such director of such notice.

  Section 8. Quorum. At all meetings of the Board of Directors, a majority of the entire Board shall be requisite to and shall constitute a quorum for the transaction of business. If a quorum shall not be present at any meeting of the Board of Directors, a majority of those present may adjourn the meeting from time to time until a quorum shall be present.

  Section 9. Executive and Policy Committee. The Board of Directors may elect from among its members, by resolution adopted by a majority of the entire Board of Directors, an Executive and Policy Committee consisting of four or more members of the Board (at least one of whom shall be a director elected by the holders of Class A common shares and none of whom shall be an employee of the Corporation or any of its subsidiaries). From among such committee members, the Board shall elect a chairman of such committee.
  Section 10. Duties of Executive and Policy Committee. (a) During the intervals between meetings of the Board of Directors, the Executive and Policy Committee shall, subject to any limitations imposed by law or the Board of Directors, possess and it may exercise all the powers of the Board of Directors in the management and direction of the Corporation in such manner as the Executive and Policy Committee shall deem best for the interests of the Corporation. (b) The Executive and Policy Committee shall also have responsibility, together with the Chairman of the Board, for review of corporate objectives and strategies and policies formulated by senior management to attain them. It is authorized to assist management in developing and refining such policies as it deems appropriate, to monitor their implementation, and to evaluate the chief executive officer's performance in connection therewith. The Executive and Policy Committee shall monitor and report to the Board its recommendations and observations in respect of all matters within its charge and shall also serve as a focal point for communication between non-committee directors as their duties relate to the matters described in the preceding sentence.

  Section 11. Other Committees. The Board of Directors may also elect from among its members, by resolutions adopted by a majority of the entire Board of Directors, such other committee or committees as the Board of Directors shall determine, each such committee to consist of at least three members of the Board. The Board shall elect a chairman of each such committee, shall fix the number and elect the other members thereof, and shall establish the duties and authority thereof, subject to such limitations as may be required by law.

  Section 12. Committee Vacancies. The Board of Directors shall fill any vacancies on any committee established under this Article, with the objective of keeping the membership of each such committee at the authorized level.

  Section 13. Action by Committees. All action by any committee of the Board of Directors shall be referred to the Board of Directors at its meeting next succeeding such action, and shall be subject to revision or alteration by the Board of Directors, provided that no rights or acts of third parties shall be affected by any such revision or alteration. Subject to such applicable resolutions as may be adopted by the Board, each committee shall fix its own rules of procedure as deemed appropriate, but in any case, except as the Board explicitly otherwise provides, the presence of a majority shall be necessary to constitute a quorum.

  Section 14. Action of the Board. All corporate action taken by the Board of Directors or any committee thereof shall be taken at a meeting of such Board or committee, as
                          -4-
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the  case may  be, except that any action required or
permitted to be taken at a meeting of the Board or any committee may be taken without a meeting, if all members of the Board or committee, as the case may be, consent in writing to such action and the writing or writings are filed with the minutes of the proceedings of the Board or committee. Any one or more members of the Board of Directors or any committee thereof may participate in a meeting of the Board or such committee by means of a conference telephone or similar
communications  equipment  allowing  all   persons
participating   in   the  meeting  to   hear   each   other.
Participation by such means shall constitute presence in person at such meeting. Except as otherwise provided with respect to the election of a director or as otherwise provided by law, the vote of a majority of all directors present at the time of the vote, voting together as a single class, if a quorum is present at such time, shall be the act of the Board or any committee.

                         Article IV

Officers

   Section 1. Officers. The executive officers of the Corporation shall be a chairman, a president, one or more vice presidents (one or more of whom may be designated as executive, senior or other class of vice president or designated as chief operating officer, chief financial officer or chief accounting officer), a secretary, and a treasurer. There may also be such assistant vice presidents, assistant secretaries, and assistant treasurers as the Board of Directors may from time to time deem advisable. The Board of Directors shall fix the authority and duties of the officers to the extent not provided herein. Any two or more offices may be held by the same person at the same time except that neither the chairman nor the president may hold the offices of vice president, treasurer or secretary.

  Section 2. Election of Officers; Term of Office; Removal. The officers shall be elected or appointed by the Board of Directors at the first meeting of the Board following the annual meeting of the shareholders, and shall hold office until their respective successors have been elected or appointed and have qualified. Any officer may be removed with or without cause at any time by the Board. If an office becomes vacant for any reason, the Board of Directors shall fill such vacancy.

  Section 3. Chairman. The chairman shall preside at all meetings of the shareholders and the Board of Directors; shall provide leadership to the Board of Directors and advice and counsel to the president of the Corporation; and shall perform such other duties as may be prescribed by the Board of Directors.

  Section 4. President. The president shall be the chief executive officer of the Corporation; shall administer and implement the policies and decisions of the Corporation and see that all orders and resolutions of the Board of Directors are carried into effect; shall have general and active management of the business and affairs of the Corporation subject to the control of the Board of Directors; and shall have such other powers and perform such other duties as the Board of Directors may from time to time prescribe. In the absence of the chairman, the president shall preside at meetings of shareholders and of the Board of Directors.

  Section 5. Vice Presidents. In the absence or disability of the chairman and of the president, the vice presidents, in the order designated by the Board of Directors or in the absence of such designation, then in the order of their election, shall exercise the duties and have the powers of the chairman and of the president and shall perform such other duties as may be prescribed by the chairman, the president, or by the Board of Directors.

  Section 6. Secretary. The secretary shall attend all meetings of the Board of Directors and of the shareholders and record all votes and the minutes of all proceedings of the Board of Directors and of the shareholders in a book to be kept for that purpose; shall give or cause to be given notice of meetings of the Board of Directors and of the shareholders and shall have custody of the certificate books and shareholder records and such other books as the Board may direct; shall have custody of the seal of the Corporation and, when authorized by the Board, shall affix it to any instrument requiring the corporate seal; and shall perform all other duties incident to the office of the secretary and such other duties as may from time to time be prescribed by the Board of Directors, by the chairman, or by the president.

  Section 7. Chief Financial Officer and Chief Accounting Officer. The Board shall designate a chief financial officer and a chief accounting officer who may be a single officer or two officers and who may hold the office of treasurer (if chief financial officer) or controller (if chief accounting officer). The chief financial officer shall advise the Board and the officers regarding financial requirements of the Corporation and the financial impact of events affecting the Corporation or action proposed to be taken by the Corporation; shall have principal responsibility, subject to the authority of the Board and the president, for the development and implementation of financial planning for the Corporation and its subsidiaries, including matters pertaining to the capital and debt structure of the Corporation and its subsidiaries and the allocation of capital resources among the operations of the Corporation and its subsidiaries; shall have the right to require, from time to time, reports or statements giving such information as he or she may desire with respect to any and all financial transactions of the Corporation from the officers or agents transacting the same; and shall cause taxes and assessments to be paid and tax returns and reports to be prepared and filed as required by law. The chief accounting officer shall make and keep, or cause to be made and kept under his or her authority, books, records, and accounts which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Corporation; shall prepare or cause to be prepared under his or her authority financial statements and other reports of the financial condition and results of operations of the Corporation and its subsidiaries; shall issue and file such statements and render such reports when and in the form and manner required by law; shall advise the Board and the officers regarding accounting policies and procedures to be adopted or adhered to in the reporting of the financial condition and results of operations of the Corporation and its subsidiaries; shall be responsible for the development and implementation of internal accounting controls necessary and appropriate to the management of the operations and activities of the Corporation and its subsidiaries; shall prepare or cause to be prepared such financial forecasts as may be requested from time to time by the president or the Board of Directors and shall develop and supervise procedures facilitating the preparation of such forecasts; and shall exhibit at all reasonable times the books of account and other records caused by him or her to be kept to any of the directors upon application at the office of the Corporation where such books and records are kept.

  The chief financial officer and the chief accounting officer shall also, in general, perform (or cause to be performed subject to their authority and direction) all duties incident to the offices and functions of chief financial officer and chief accounting officer and such other duties as from time to time may be assigned to them by the president or the Board of Directors.

  Section 8. Treasurer. The Treasurer shall have charge and custody of, and be responsible for, all funds, securities, and notes of the Corporation; receive and give receipts for moneys due and payable to the Corporation from any sources whatsoever; deposit all such moneys in the name of the Corporation in such banks, trust companies, and other depositories as shall be selected by the Board of Directors against proper vouchers, cause such funds to be disbursed by checks or drafts on the authorized depositories of the Corporation signed in such manner as shall be determined in accordance with resolutions of the Board of Directors and be responsible for the accuracy of the amounts of all moneys so disbursed; and in general, perform all duties incident to the office of treasurer and such other duties as from time to time may be assigned to him or her by the president, the chief financial officer, or the Board of Directors.

  Section 9. Divisional Officers. The Board of Directors or the president may establish from time to time one or more divisions for the consolidation of all or part of the operations  or  administration of  the  Corporation  and  in connection therewith may appoint such officers and other agents of such divisions as the Board or the president may determine. Such divisional officers and agents as such shall not be deemed officers of the Corporation but shall have as between themselves and the Corporation such authority and perform such duties in the management of the division in which they are appointed as the Board may from time to time determine, and shall have such authority as between themselves and third parties to bind the Corporation in matters respecting the ordinary course of business of the division for which they are appointed, as would generally be incident to the offices to which they are appointed if such a division were a separate corporation wholly owned by the Corporation and such offices were held in such subsidiary.

  Section 10. Controller. The Board of Directors or the chief financial officer may elect or appoint a controller. The
controller   shall   have   principal   responsibility   for
implementation   of  accounting  policies  and   procedures,
including  the  preparation  of  financial  statements   and
reports,  under  the  supervisory  authority  of  the  chief
accounting   officer.  The  controller   shall   have   such
responsibilities   in   the   areas   of   development   and
implementation of internal accounting controls and financial forecasting as may be assigned to him or her from time to time by the president, the chief accounting officer, or the Board of Directors. The controller as such shall not be deemed an officer of the Corporation.

  Section 11. Assistant Officer. Each assistant vice president, each assistant secretary and each assistant treasurer shall have such powers and shall perform such duties as may be prescribed by the Board of Directors or by the appropriate executive officer, as the case may be.

  Section 12. Compensation. The compensation of all executive officers of the Corporation shall be fixed by the Board of Directors. The compensation of division officers, assistant officers, if any, and of other employees shall be fixed by the appropriate officers.

                          Article V

Certificates of Stock

  Section 1. Description of Stock Certificates. The certificates of stock of this Corporation shall be consecutively numbered by class and shall be entered on books of the Corporation as they are issued. They shall show the holder's name and the number of shares and shall be signed by the chairman of the Board, the president, or a vice president, and countersigned by the secretary or treasurer, and shall have the seal of the Corporation, which
may be a facsimile,  affixed  thereto.  Whenever     any
certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation, the signatures of officers of the Corporation upon such certificate may be facsimiles. If an officer who has signed or whose facsimile signature has been placed upon a certificate shall no longer hold such office when the certificate is issued, the certificate may nevertheless be issued by the Corporation with the same effect as if the officer were still holding such office at the date of the issue.

  Section 2. Transfer of Stock. Upon surrender to the Corporation or any transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, together with all necessary federal and state transfer tax stamps affixed thereto, it shall be the duty of the Corporation or such transfer agent to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.

  Section 3. Fixing Record Date. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose or determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board of Directors shall fix, in
advance, a date  as  the  record  date  for   any   such
determination of shareholders. Such date shall not be more than fifty nor less than ten days before the date of such meeting, nor more than fifty days prior to any other action.

  Section 4. Registered Shareholders. The Corporation shall be entitled to recognize the exclusive right of a person,
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registered  on its books as the owner of shares, to  receive dividends or other distributions, and vote as such owner and otherwise treat such person as the owner of such shares and accordingly shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof except as expressly provided by the laws of the State of New York.

  Section 5. Lost Certificates. The Board of Directors may direct the issuance of a new stock certificate in place of a certificate theretofore issued by the Corporation which is alleged to have been lost or destroyed. The person claiming such loss or destruction shall submit an affidavit of the fact in form satisfactory to the Board of Directors. The Board of Directors, in its discretion and as condition precedent to the issuance of the new certificate, may require the owner of such lost or destroyed certificate or his legal representative to give the Corporation a suitable bond in such sum as it may direct as indemnity against any claims that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed and to satisfy such other reasonable conditions as it may impose.

  Section 6. Stock Regulations. The Board of Directors shall have the authority to make all such further rules and regulations, not inconsistent with the laws of the State of New York, as it may deem expedient, concerning the issue, transfer, conversion, and registration of certificates representing shares of the Corporation, and may appoint one or more transfer agents and one or more registrars.

                         Article VI

General Provisions

  Section 1. Dividends. Dividends upon the outstanding shares of the Corporation may be declared by the Board of Directors at any regular or special meetings in the manner provided by the Certificate of Incorporation of the Corporation and pursuant to applicable laws and may be paid in cash, or in property, or in shares of the Corporation.

  Section 2. Fiscal Year. The fiscal year of the Corporation shall begin on the 1st day of May and end on the 30th day of April.

  Section 3. Corporate Seal. The seal of the Corporation shall consist of a circular device, having inscribed thereon the name of the Corporation, the words "Corporate Seal New York" and the date "1904"; and shall otherwise be in such form as may be prescribed by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced upon the instrument or writing to be sealed.

                         Article VII

Indemnification of Officers and Directors

  Section 1. General. The Corporation shall, to the fullest extent permitted by the New York Business Corporation Law as the same exists or may hereafter be amended, indemnify any director or officer of the Corporation or any wholly-owned subsidiary (or the personal representative of such director or officer) who is or was made or threatened to be made a party to or is involved in any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (including an action by or in the right of the Corporation or any of its subsidiaries or any other corporation, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan, or other enterprise), by reason of the fact that he or she is or was a director or officer of the Corporation, or, at the request of the Corporation, is or was serving such subsidiary or other corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise as director, officer, trustee, or in any other capacity, against judgments, fines, amounts paid or to be paid in settlement, excise tax or penalties, and costs, charges and expenses, including attorneys' fees, incurred in connection with such action or proceeding or any appeal therein; provided, however, that no indemnification shall be provided to any such person if a judgment or other final adjudication adverse to such person establishes that (i) his or her acts
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 (or  those  of the testator or intestate) were committed
in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated, or (ii) he or she (or the testator or intestate) personally gained in fact a financial profit or other advantage to which he or she was not legally entitled; provided, further, that where applicable, payment of such indemnification shall be
made  pursuant  to  the provisions   of  Section  723  of
the  New  York   Business Corporation  Law, as the same may
be amended  from  time  to time.

  Section 2. Non-Exclusivity of Rights. The Corporation may indemnify any person to whom the Corporation is permitted to provide indemnification or the advancement of expenses by applicable law, whether pursuant to rights granted to, or provided by, the New York Business Corporation Law or other rights created by (i) a resolution of shareholders, (ii) a resolution of the Board of Directors, or (iii) an agreement providing for such indemnification. The rights conferred in this Article VII shall not be exclusive of any other right of indemnification, or reimbursement or advancement of expenses which any person may have or hereafter acquire.

  Section 3. Expenses. The Corporation shall, from time to time, reimburse or advance to any person referred to in
Section 1 of this Article VII the funds necessary for payment of expenses, including attorneys' fees, incurred in connection with any action or proceeding referred to in
Section 1, upon receipt of a written undertaking by or on behalf of such person to repay such amount(s) if a judgment or other final adjudication adverse to the director or officer establishes that (i) his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated, or (ii) he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

  Section 4. Other Rights. The right to be indemnified or to the reimbursement or advancement of expenses pursuant to this Article VII (i) is a contract right pursuant to which the person entitled thereto may bring suit as if the provision hereof were set forth in a separate written contract between the Corporation and the director or officer, (ii) is intended to be retroactive and shall be available with respect to events occurring prior to the adoption thereof and (iii) shall continue to exist after the rescission or restrictive modification of the provisions of this Article VII, with respect to events occurring prior thereto.

  Section 5. Insurance. Subject to the provisions of Section 726 of the New York Business Corporation Law, the Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee, or agent of the Corporation or another corporation, partnership, joint venture, trust, or other enterprise against any such expense, liability, or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability, or loss under the New York Business Corporation Law.

  Section 6. Service with Another Corporation or Employee Benefit Plan. Any director or officer of the Corporation serving (i) another corporation of which a majority of the shares entitled to vote in the election of its directors is held by the Corporation, or (ii) any employee benefit plan of the Corporation or any corporation referred to in clause
(i), in any capacity shall, unless and until otherwise expressly provided by a resolution of the Board of Directors of the Corporation, be deemed to be doing so at the request of the Corporation.

  Section 7. Action to Enforce Right to Indemnification. If a request to be indemnified or for the reimbursement or advancement of expenses pursuant hereto is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if entitled, also to be paid the expenses of prosecuting such claim. Neither the failure of the Corporation (including its Board of
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Directors,   independent   legal   counsel,   or   its
shareholders) to have made a determination prior to the commencement of such action that indemnification of or reimbursement or advancement of expenses to the claimant is proper in the circumstances, nor an actual determination by
the   Corporation   (including  its  Board   of   Directors,
independent legal counsel, or its shareholders) that the claimant is not entitled to indemnification or to the reimbursement or advancement of expenses, shall be a defense to the action or create a presumption that the claimant is not so entitled.

  Section 8. Exclusive Remedy. A person who has been successful, on the merits or otherwise, in the defense of a civil or criminal action or proceeding of the character described in Section 1 shall be entitled to indemnification only as provided in Sections 1 and 3, notwithstanding any provision of the New York Business Corporation Law to the contrary.

  Section 9. Separability. If this Article VII or any portion hereby shall be invalidated on any ground by any court of
competent   jurisdiction,   then   the   Corporation   shall
nevertheless indemnify each director, officer, employee, or agent of the Corporation as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or
proceeding,  whether  civil,  criminal,  administrative   or
investigative, including an action by or in the right of the
Corporation,  to  the  fullest  extent  permitted   by   any
applicable portion of this Article VII that shall not have been invalidated and to the fullest extent permitted by applicable law.

                        Article VIII

Amendments

  Section 1. Power to Amend. The By-laws may be amended or repealed or new by-laws adopted from time to time by the shareholders or by the Board of Directors.

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